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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38559) of RMI Titanium Company of our report dated June 7, 1995, appearing on page 1 of the Annual Report of the RMI Titanium Company Employee Savings and Investment Plan which appears as
Exhibit 99.1 to the Annual Report on Form 10-K of RMI Titanium Company for the year ended December 31, 1994, as amended by this Form 10-K/A.
We also consent to the incorporation by reference in the Registration Statement (No. 33-38340) on Form S-8 of RMI Titanium Company of our report dated June 7, 1995, appearing on page 1 of the Annual Report of the RMI Titanium Company Bargaining Unit Employees Savings and Investment
Plan which appears as Exhibit 99.2 to the Annual Report on Form 10-K of RMI Titanium Company for the year ended December 31, 1994, as amended by this Form 10-K/A.


PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
June 29, 1995